EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports

Fiscal 2012 Year-End and Fourth Quarter Financial Results

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Hollywood, CA – October 26, 2012 — Frederick’s of Hollywood Group Inc. (NYSE MKT: FOH) (“Company”) today announced the financial results for its fiscal 2012 fourth quarter and year ended July 28, 2012.

“We have made significant adjustments to our operations over the past few years that have led to improvements in our overall business model. While there is no question that executing our turnaround strategy has been challenging, we have steadily reduced operating losses and believe that we are on a path toward achieving long-term profitability,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer.

“We are focused on continuing to strategically utilize our resources to drive more profitable sales through disciplined expense management, proper inventory levels and an innovative promotional strategy. We believe that executing our fiscal 2013 operating initiatives also will improve our business. These initiatives include expanding our product categories, augmenting our product mix to include more branded products, offering a broader assortment of merchandise at varying price points, and implementing a new marketing strategy that utilizes a ‘brandzine,’ or branded magazine for mailings, and the latest digital marketing tools online such as digital display advertising, email retargeting and increased search marketing,” concluded Mr. Lynch.

The Company also announced today that it will no longer report monthly comparable store sales after reporting them for the past year and will return to just reporting its quarterly financial results. “We believe that returning to reporting our comparable store sales quarterly will enable investors to focus more on our longer-term overall financial performance,” stated Mr. Lynch.

Fiscal Year Ended July 28, 2012 Compared to Fiscal Year Ended July 30, 2011:

•	Net loss applicable to common shareholders was $6.5 million, or $(0.17) per diluted share, compared to a net loss of $12.1 million, or $(0.31) per diluted share.
•	Adjusted EBITDA from continuing operations was a loss of $1.1 million compared to a loss of $2.9 million. A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.
•	Net sales decreased 6.9% to $ 111.4 million from $119.6 million.
o	Comparable store sales increased 0.5%.
o	Total store sales decreased 2.0% to $70.8 million.
o	Direct sales decreased 9.7% to $35.8 million.
o	Other revenue decreased 33.3% to $4.7 million.
•	Gross margin, as a percentage of net sales, increased to 37.4% from 35.9%, which was primarily attributable to a $4.0 million increase in vendor allowances for the year ended July 28, 2012 as compared to the year ended July 30, 2011.
•	Selling, general and administrative expenses decreased by 8.0% to $45.8 million, or 41.1% of sales, from $49.8 million or 41.6% of sales.

Fiscal 2012 Fourth Quarter Compared to Fiscal 2011 Fourth Quarter:

•	Net loss applicable to common shareholders was $4.0 million or $(0.10) per diluted share, compared to a net loss of $7.2 million or $(0.19) per diluted share.
•	Adjusted EBITDA from continuing operations was a loss of $2.3 million compared to a loss of $3.6 million. A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table.
•	Net sales decreased 21.2% to $20.3 million from $25.8 million.
o	Comparable store sales decreased 10.1%.
o	Total store sales decreased 14.6% to $13.6 million.
o	Direct sales (catalog and website operations) decreased 21.7% to $6.2 million.
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs, breakage on gift cards and product sales to the Company’s licensing partner in the Middle East, decreased 71.6% to $0.6 million.
•	Gross margin, as a percentage of net sales, increased to 32.4% from to 29.4%.
•	Selling, general and administrative expenses decreased by 21.4% to $9.5 million, or 46.7% of sales, from $12.1 million or 46.8% of sales.

Non-GAAP Financial Measures

For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss from continuing operations appearing on the statement of operations plus depreciation and amortization, interest, income tax expense, stock compensation expense and non-cash impairment of long-lived assets. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and
•	Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

(in thousands)	Three Months Ended		Year Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net loss from continuing operations	$(3,875)	$(6,872)	$(6,432)	$(10,330)
Depreciation and amortization	522	750	2,460	3,122
Interest	925	379	2,224	1,483
Income tax provision	25	74	75	134
Stock compensation expense	112	146	553	823
Non-cash impairment of long-lived assets	-	1,910	-	1,910
Adjusted EBITDA from continuing operations	$(2,291)	$(3,613)	$(1,120)	$(2,858)

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Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel and related products under its proprietary Frederick’s of Hollywood® brand through 118 specialty retail stores, a catalog and an online shop at http://www.fredericks.com/. With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:

Frederick’s of Hollywood Group Inc.

Thomas Rende, CFO

(212) 779-8300

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

(Tables Below)

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

	July 28,	July 30,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$741	$448
Accounts receivable	997	1,214
Income tax receivable	-	51
Merchandise inventories	12,915	14,816
Prepaid expenses and other current assets	952	2,108
Deferred income tax assets	48	68
Total current assets	15,653	18,705
PROPERTY AND EQUIPMENT, Net	6,806	8,925
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	756	588
TOTAL ASSETS	$41,474	$46,477

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Revolving credit facilities	$7,356	$5,415
Accounts payable and other accrued expenses	14,623	21,250
Total current liabilities	21,979	26,665

DEFERRED RENT AND TENANT ALLOWANCES	3,887	4,749
TERM LOANS	9,039	7,527
OTHER	-	5
DEFERRED INCOME TAX LIABILITIES	7,352	7,372
TOTAL LIABILITIES	42,257	46,318

TOTAL SHAREHOLDERS’ EQUITY (DEFICIENCY)	(783)	159
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$41,474	$46,477

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended (Unaudited)		Year Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net sales	$20,342	$25,817	$111,406	$119,615
Cost of goods sold, buying and occupancy	13,761	18,232	69,782	76,647
Gross profit	6,581	7,585	41,624	42,968
Selling, general and administrative expenses	9,506	12,094	45,757	49,771
Impairment of long-lived assets	-	1,910	-	1,910
Operating loss	(2,925)	(6,419)	(4,133)	(8,713)
Interest expense	925	379	2,224	1,483
Loss before income tax provision	(3,850)	(6,798)	(6,357)	(10,196)
Income tax provision	25	74	75	134
Net loss from continuing operations	(3,875)	(6,872)	(6,432)	(10,330)
Net loss from discontinued operations	-	(312)	-	(1,725)
Net loss	(3,875)	(7,184)	(6,432)	(12,055)
Less: Preferred stock dividends	84	-	84	-
Net loss applicable to common shareholders	$(3,959)	$(7,184)	$(6,516)	$(12,055)

Basic and diluted net loss per share from continuing operations	$(0.10)	$(0.18)	$(0.17)	$(0.27)
Basic and diluted net loss per share from discontinued operations	-	$(0.01)	-	$(0.04)
Total basic and diluted net loss per share applicable to common shareholders	$(0.10)	$(0.19)	$(0.17)	$(0.31)

Weighted average shares outstanding basic and diluted	38,963	38,641	38,844	38,517

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